Exhibit 99.1

corporate investor relations Becky Pendleton Reid
206.762.0993	Patrick E. Phelan, Chief Financial Officer
www.stockvalues.com	(415) 459-2265

NEWS RELEASE

Business Bancorp Declares Regular Quarterly Cash Dividend

San Rafael, CA and San Bernardino, CA — BUSINESS WIRE — November 24, 2003—Business Bancorp (NasdaqNM: BZBC), the parent company of Business Bank of California, today announced its Board of Directors declared a regular quarterly cash dividend of $0.01 per share payable December 26 to shareholders of record on December 12, 2003.

On September 26, UnionBanCal Corporation (NYSE: UB), parent company of Union Bank of California, N.A, and Business Bancorp announced they had signed a definitive merger agreement.  The transaction, which is subject to approval by regulators and BZBC shareholders, is valued between $117.7 million and $134.9 million.  Under the terms of the agreement, each share of Business Bancorp stock will be exchanged - at each shareholder’s election - either for cash of $28.57 per share or for an amount of UnionBanCal Corporation common stock determined by an exchange ratio detailed in the merger documents.

“We have completed the regulatory filings for our merger with Union Bank with both the banking authorities and the Securities and Exchange Commission and are waiting for the results of their reviews,” said Alan J. Lane, Chief Executive Officer.  “We anticipate our special shareholders meeting will be held in mid-January.  Pending these approvals, we remain on track to close the transaction at the end of January.”

About Business Bancorp

Business Bancorp, parent of Business Bank of California, completed a merger of equals with MCB Financial, parent of Metro Commerce Bank, in December 2001.  The bank now has assets of more than $600 million and operates 15 branches offering retail banking, commercial, construction, and SBA lending.  The bank operates in the Southern California cities of Corona, Hemet, Hesperia, Ontario, Phelan, Riverside, Redlands, Upland and San Bernardino, and in the Northern California cities of San Rafael, Petaluma, San Francisco, South San Francisco, and Hayward.  The branches are strongly focused on providing high-quality, personalized services to small businesses, professionals and consumers.  For further information on the company, visit our website at www.businessbank.com or e-mail your request to pphelan@businessbank.com or info@businessbank.com.  Include your name, phone, facsimile, e-mail and mailing address.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act:  This press release includes forward-looking statements that involve risks and uncertainties.  Forward-looking statements can be identified by looking at the fact that they do not relate strictly to historical or current facts.  Often, they include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  These forward looking statements include, but are not limited to, statements regarding the expected benefits of the transaction, the likelihood and timing of the closing of the transaction and the impact of the transaction on 2005 GAAP earnings per share.  A number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Those factors include when and if the transaction is consummated, the success of Union Bank of California in integrating Business Bank of California into its organization, fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, credit quality of borrowers, operational factors, competition in the geographic and business areas in which the Company conducts its operations, and global political and general economic conditions.  Complete descriptions of UnionBanCal Corporation and Business Bancorp, including related risk factors, are included in their public filings with the Securities and Exchange Commission, which are available online at http://www.sec.gov.  All forward-looking statements included in this press release are based on information available at the time of the release, and neither UnionBanCal Corporation nor Business Bancorp assumes any obligation to update any forward-looking statement.

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Note:  Transmitted on Business Wire on November 24, 2003 at 1:05 p.m. PT